EXHIBIT 21

QUIXOTE CORPORATION AND SUBSIDIARIES
SUBSIDIARIES OF THE COMPANY
as of June 30, 2008

	QUIXOTE CORPORATION (PARENT)	Jurisdiction Under Which Organized
	Quixote Transportation Safety, Inc.	Delaware
	TranSafe Corporation	Delaware
	Nu-Metrics, Inc.	Pennsylvania
	Highway Information Systems, Inc.	Delaware
	Surface Systems, Inc.	Missouri
	Sensing Systems, Ltd.	United Kingdom
	*U.S. Traffic Corporation	Delaware
	Quixote Transportation Safety Mexico S. de R.L. de C.V.	Mexico
	Energy Absorption Systems, Inc.	Delaware
	E-Tech Testing Services, Inc.	Delaware
	Energy Absorption Systems (Europe), Inc.	Delaware
	Quixote Asia Pacific, Inc.	Delaware
	Quixote Europe, Inc.	Delaware
	Energy Absorption Systems (AL) LLC	Delaware
	*Peek Traffic Corporation	Delaware
	Quixote International Enterprises, LLC.	Delaware
	Quixote (Hong Kong) Limited	Hong Kong
	Quixote (Beijing) Co., Ltd	Peoples Republic of China
*	Quixote Traffic Corporation	Delaware
	Quixote Transportation Technologies, Inc.	Delaware
	Quixote Foreign Sales, Inc.	U.S. Virgin Islands
	Quixote Latin America, Inc.	Delaware
	Quixote Middle East/Africa, Inc.	Delaware
	Quixote Middle East LLC	UAE

*
U.S. Traffic Corporation, Peek Traffic Corporation and Quixote Traffic Corporation were sold on July 25, 2008 to an unrelated third party, Signal Group, Inc. Effective as of July 23, 2008, Quixote Transportation Safety Mexico S. de C.V. is a wholly-owned subsidiary of Quixote Transportation Safety, Inc. and Quixote Latin America, Inc.

        Quixote Transportation Safety, Inc., Quixote Traffic Corporation (until July 25, 2008), Quixote Transportation Technologies, Inc., Quixote Latin America, Inc., Quixote Middle East/Africa, Inc. and Quixote Foreign Sales Corporation are wholly-owned by Quixote Corporation.

        TranSafe Corporation, Surface Systems, Inc., U.S. Traffic Corporation (until July 25, 2008), Peek Traffic Corporation (until July 25, 2008), Energy Absorption Systems, Inc., Quixote (Hong Kong) Limited, and Quixote International Enterprises, LLC are wholly-owned by Quixote Transportation Safety, Inc.

        All subsidiaries listed under TranSafe Corporation, Surface Systems, Inc., U.S. Traffic Corporation (until July 25, 2008), Energy Absorption Systems, Inc., Quixote Middle East/Africa, Inc. and Quixote International Enterprises, LLC are wholly-owned by those corporations.